Exhibit 99.1

For investor information contact:

Heidi Flannery, Investor Relations

(510) 743-1718

investor@volterra.com

Volterra Reports Record Quarterly Revenue and Increases Share Repurchase Plan

FREMONT, Calif., July 23, 2012 — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its quarter ended June 30, 2012.

Net revenue for the second quarter of 2012 was $43.6 million, a 4% increase from $42.1 million in the first quarter of 2012, and a 4% increase from $41.7 million in the second quarter of 2011. GAAP net income was $6.0 million, or $0.22 per share (diluted), a 3% decrease from $6.2 million, or $0.23 per share (diluted) in the first quarter of 2012, and a 13% increase from $5.3 million, or $0.20 per share (diluted), in the second quarter of 2011.

Volterra also reported net income and diluted net income per share on a non-GAAP basis. Non-GAAP net income excludes the effect of stock-based compensation expense. Non-GAAP net income was $8.5 million, or $0.32 per share (diluted), in the second quarter of 2012, a 1% decrease from $8.6 million, or $0.32 per share (diluted), in the first quarter of 2012, and a 14% increase from $7.4 million, or $0.28 per share (diluted), in the second quarter of 2011.

“We are pleased to report record revenue for the second quarter, despite the challenging economic environment,” said Volterra President and CEO Jeff Staszak. “We are benefiting from market share gains on new servers and notebooks which we expect to continue to ramp through 2012.”

Volterra also announced that its Board of Directors recently approved an expansion of its previously authorized share repurchase plan by an additional $15 million.

Repurchases under Volterra’s repurchase plan may be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market. The repurchases shall be made in compliance with applicable rules and regulations and may be made under a plan that complies with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Earnings Conference Call

Volterra will be conducting a conference call today at 2:30 p.m. (PDT). To access the conference call, investors can dial (877) 941-0844 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (480) 629-9835. Investors should reference Volterra. A digital replay of the conference call will be available until midnight on Monday, July 30, 2012. To access the replay, investors should dial (800) 406-7325 or (303) 590-3030 and enter access code 4549369#. A webcast of the conference call also will be available from the Investors section of the Company’s website at: http://www.volterra.com until midnight on Monday, August 20, 2012.

About Volterra Semiconductor Corporation

Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The Company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com.

Non-GAAP Financial Measures

Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its financial results may be difficult if limited to reviewing only GAAP financial measures. Volterra’s management believes the non-GAAP information provided is useful to investors and other users of its financial information and its inclusion with our financial results is warranted for several reasons:

* it can enhance the understanding of Volterra’s financial performance by adjusting for special, non-recurring items that may obscure results and trends in our core operating performance, particularly in reconciling differences between reported income and actual cash flows;

* it can provide consistency in reviewing Volterra’s historical performance between periods, as well as allowing for better comparisons of Volterra’s performance with similar companies in Volterra’s industry;

* it allows users to evaluate the results of the business using the same financial measures that management uses to evaluate and manage Volterra’s internal planning, budgeting and operations; and

* it provides investors with additional information used by management, its board of directors and committees thereof, to determine management compensation.

Volterra’s management reports and uses calculations of (i) non-GAAP gross margin and non-GAAP gross margin as a percent of revenue, which represents gross margin excluding the effect of stock-based compensation; (ii) non-GAAP income from operations (and its components, non-GAAP research and development expense, non-GAAP selling, general, and administrative expense, non-GAAP total operating expenses, and including non-GAAP gross margin as indicated above) as well as non-GAAP operating margin as a percent of revenue which represent income from operations and its components excluding the effect of stock-based compensation and special items such as restructuring charges; and (iii) non-GAAP net income (and its components listed above), non-GAAP net margin as a percent of revenue, and non-GAAP diluted net income per share, which represents net income and diluted net income per share excluding the effect of stock-based compensation expense and special items such as restructuring charges.

Investors should note that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income is included in the financial statements portion of this release and at the Investors section of our website at www.volterra.com. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. Volterra does not provide a non-GAAP reconciliation for non-GAAP estimates on a forward-looking basis, as it believes it is unable to provide a meaningful or accurate calculation or estimation of stock based compensation or other special items without unreasonable effort.

Volterra is a trademark of Volterra Semiconductor Corporation and is registered in certain jurisdictions. All other names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Forward-Looking Statements:

This press release regarding financial results for the quarter ended June 30, 2012 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks related to our ability to maintain revenue growth or other financial results; risks related to our dependence on a limited number of customers; risks related to the limited markets we operate in and the limited number of products we sell; risks related to the quality of our products or the management of our inventory; risks related to our relationship with our vendors and contractors; intellectual property litigation risk; and other factors detailed in our filings with the Securities and Exchange Commission, including the annual report on Form 10-K filed on March 6, 2012 and the quarterly report on Form 10-Q filed on May 1, 2012. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net revenue	$43,574	$41,717	$85,636	$75,874
Cost of revenue *	18,292	18,048	36,188	32,527

Gross margin	25,282	23,669	49,448	43,347

Operating expenses:
Research and development *	10,995	8,969	21,393	18,083
Selling, general and administrative *	6,805	7,199	13,714	13,763
Litigation	1,279	2,040	1,979	3,313

Total operating expenses	19,079	18,208	37,086	35,159

Income from operations	6,203	5,461	12,362	8,188
Non-operating expense (benefit), net	58	27	(30)	38

Income before income taxes	6,145	5,434	12,392	8,150
Income tax expense	131	96	188	132

Net income	$6,014	$5,338	$12,204	$8,018

Net income per share:
Basic	$0.24	$0.22	$0.48	$0.33

Diluted	$0.22	$0.20	$0.45	$0.31

Weighted average shares outstanding:
Basic	25,412	24,645	25,267	24,549

Diluted	26,922	26,232	26,837	26,153

* Includes stock-based compensation expense as follows:
Cost of revenue	$193	$202	$422	$367
Research and development	1,023	841	1,993	1,604
Selling, general, and administrative	1,266	1,027	2,461	2,018

Total stock-based compensation expense	$2,482	$2,070	$4,876	$3,989

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30, 2012
	GAAP	Effect of Stock-based Compensation	Non-GAAP
Gross margin	$25,282	$(193)	$25,475
Gross margin %	58.0%	-0.5%	58.5%

Operating expenses:
Research and development	$10,995	$1,023	$9,972
Selling, general and administrative	6,805	1,266	5,539
Litigation	1,279	—	1,279

Total operating expenses	$19,079	$2,289	$16,790

Income from operations	$6,203	$(2,482)	$8,685
Operating margin %	14.2%	-5.7%	19.9%

Net income	$6,014	$(2,482)	$8,496
Diluted net income per share	$0.22	$(0.10)	$0.32

	Three Months Ended June 30, 2011
	GAAP	Effect of Stock-based Compensation	Non-GAAP
Gross margin	$23,669	$(202)	$23,871
Gross margin %	56.7%	-0.5%	57.2%

Operating expenses:
Research and development	$8,969	$841	$8,128
Selling, general and administrative	7,199	1,027	6,172
Litigation	2,040	—	2,040

Total operating expenses	$18,208	$1,868	$16,340

Income from operations	$5,461	$(2,070)	$7,531
Operating margin %	13.1%	-5.0%	18.1%

Net income	$5,338	$(2,085)	$7,423
Diluted net income per share	$0.20	$(0.08)	$0.28

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2012	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash, cash equivalents and short-term investments	$146,792	$142,078	$126,733
Accounts receivable, net	25,726	23,228	22,399
Inventories	16,978	13,765	14,687
Prepaid expenses and other current assets	2,712	2,878	2,933

Total current assets	192,208	181,949	166,752
Property and equipment, net	9,590	7,919	7,905
Other assets	743	909	1,059

Total assets	$202,541	$190,777	$175,716

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,879	$6,284	$5,643
Accrued liabilities	9,818	8,628	8,299

Total current liabilities	16,697	14,912	13,942

Lease incentives	244	292	339
Other long-term liabilities	2,365	2,168	2,214

Total liabilities	19,306	17,372	16,495

Stockholders’ equity:
Common stock	29	29	28
Additional paid-in capital	166,447	161,634	152,644
Retained earnings	55,410	49,396	43,206
Treasury stock	(38,651)	(37,654)	(36,657)

Total stockholders’ equity	183,235	173,405	159,221

Total liabilities and stockholders’ equity	$202,541	$190,777	$175,716

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION

(In thousands)

(Unaudited)

	Q2 2012	Q1 2012	Q4 2011
Selected Cash Flow Information:
Depreciation	$787	$757	$792
Capital spending	$(2,014)	$(422)	$(774)
Stock repurchase program	$(997)	$(997)	$(2,877)
Proceeds from sales of shares to employees	$2,379	$6,680	$3,785

Stock Buyback:
Shares repurchased	34	34	140
Cumulative shares repurchased	4,343	4,309	4,275